UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

CHENIERE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

700 Milam Street, Suite 1900, Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On May 11, 2016, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) appointed Jack Fusco as President and Chief Executive Officer effective as of May 12, 2016. Mr. Fusco succeeds the interim President and Chief Executive Officer, Neal A. Shear, who will continue to serve as a member of the Board and will serve as the Interim Special Advisor to the Chief Executive Officer.

Mr. Fusco, 53, served as the Executive Chairman of Calpine Corporation (“Calpine”) from May 14, 2014 through May 11, 2016, Chief Executive Officer of Calpine from August 2008 to May 14, 2014 and President of Calpine from August 2008 to December 2012. Mr. Fusco has also been a director of Calpine since August 10, 2008. From July 2004 to February 2006, Mr. Fusco served as the Chairman and Chief Executive Officer of Texas Genco LLC. From 2002 through July 2004, Mr. Fusco was an exclusive energy investment advisor for Texas Pacific Group. From November 1998 until February 2002, he served as President and Chief Executive Officer of Orion Power Holdings, Inc. Prior to his founding of Orion Power Holdings, Inc., Mr. Fusco was a Vice President at Goldman Sachs Power, an affiliate of Goldman, Sachs & Co. Prior to joining Goldman, Sachs & Co., Mr. Fusco was employed by Pacific Gas & Electric Company or its affiliates in various engineering and management roles for approximately 13 years. Mr. Fusco obtained a Bachelor of Science degree in Mechanical Engineering from California State University, Sacramento. Mr. Fusco served as a director on the board of Foster Wheeler Ltd., a global engineering and construction contractor and power equipment supplier, until February 2009 and on the board of Graphics Packaging Holdings, a paper and packaging company, until 2008.

Employment Agreement with the President and Chief Executive Officer

In connection with Mr. Fusco’s appointment as President and Chief Executive Officer, he has entered into an employment agreement (the “Employment Agreement”) with the Company dated as of May 12, 2016 (the “Commencement Date”). The original term of Mr. Fusco’s Employment Agreement ends on December 31, 2019. Beginning at the expiration of the original term, the term of the Employment Agreement will automatically renew for successive one-year periods unless either party gives notice of non-renewal not less than 90 days prior to the end of the term then in effect or unless Mr. Fusco’s employment is terminated earlier in accordance with the Employment Agreement. The Employment Agreement provides that, as soon as practicable following the Company’s 2016 annual meeting of shareholders, the Board will appoint Mr. Fusco to the Board.

Pursuant to the Employment Agreement, Mr. Fusco will receive an annual base salary of $1,250,000, and is eligible to receive an annual bonus with a target equal to 125% of his annual base salary and a maximum equal to 250% of his annual base salary. For 2016, Mr. Fusco’s annual bonus will be prorated and will equal at least 70% of the prorated target bonus amount. For each fiscal year beginning with 2017, Mr. Fusco will be eligible to receive a long-term incentive award with a grant date value of 500% of his annual base salary (the “Annual LTI Value”).

For 2016, Mr. Fusco will receive a long-term incentive award in the form determined by the Board. Within 30 days following the Commencement Date, as an inducement to Mr. Fusco’s commencement of employment with the Company, the Company will grant a portion of the 2016 long-term incentive award in the form of an equity award with a grant date value of not less than 70% of the prorated Annual LTI Value. This portion of the 2016 long-term incentive award will vest and pay 25% on December 31, 2016 and 75% in equal installments every six months through the third anniversary of the grant date, in each case subject to Mr. Fusco’s continued employment. Any further long-term incentive award granted to Mr. Fusco in respect of 2016 will be made at the same time as grants to other executives of the Company and vest ratably on the first three anniversaries of the grant date.

In connection with entering into the Employment Agreement, and as an inducement to Mr. Fusco entering into employment with the Company, Mr. Fusco will receive 152,812 shares of restricted stock of the Company, which is equal to $5,000,000 divided by the closing price per share of the Company’s common stock on May 11, 2016 (the “New Hire LTI Award”), which will vest 25% on December 31, 2016 and 75% in equal installments every six months through the third anniversary of the grant date, in each case subject to Mr. Fusco’s continued employment. Additionally, pursuant to the Employment Agreement, Mr. Fusco has agreed to purchase $10,000,000 worth of common shares of the Company by no later than December 31, 2016.

During the term of his employment with the Company, Mr. Fusco will be entitled to the benefit and perquisite plans and programs made available to the senior executives of the Company from time to time, and 30 days of paid vacation per year. The Company will tax equalize Mr. Fusco so that the income and employment tax burden to Mr. Fusco (but excluding any tax liabilities on spousal and other personal income) is neither greater nor less than the U.S. federal, state and local taxes that Mr. Fusco would have paid in Texas as a result of the performance of Mr. Fusco’s duties to the Company.

Upon a termination of Mr. Fusco’s employment by the Company without cause, or by Mr. Fusco for good reason, Mr. Fusco will be entitled to receive, subject to his execution of a release of claims, (1) a cash severance payment equal to the sum of two times (or, if the termination of employment is within 12 months following a change in control, three times) the sum of Mr. Fusco’s annual base salary and annual target bonus, (2) a pro-rata annual bonus based on actual performance of the Company, (3) any earned but unpaid bonus for a preceding fiscal year, (4) reimbursement of COBRA premiums for up to 18 months and (5) continued vesting of any outstanding long-term incentive awards that are scheduled to vest within one year following termination.

Upon a termination of Mr. Fusco’s employment due to disability or death, Mr. Fusco will be entitled to receive a pro-rata annual bonus based on actual performance of the Company, any earned but unpaid bonus for a preceding fiscal year and vesting of the New Hire LTI Award to the extent not vested.

Upon a termination of Mr. Fusco’s employment by the Company at the end of the term, Mr. Fusco will be entitled to receive, subject to his execution of a release of claims, any earned but unpaid bonus for a preceding fiscal year and continued vesting of outstanding long-term incentive awards.

Mr. Fusco will be subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason. For a termination of employment by the Company without cause or by Mr. Fusco for good reason following a change in control, Mr. Fusco will be subject to a non-competition covenant for two years following termination of employment.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Letter Agreement with the Interim Special Advisor to the Chief Executive Officer

On May 12, 2016, the Company entered into a letter agreement with Mr. Shear (the “Letter Agreement”), pursuant to which Mr. Shear will serve as the Interim Special Advisor to the Chief Executive Officer from May 12, 2016 through December 12, 2016 unless terminated earlier by the Company or Mr. Shear (the “Interim Term”). During the Interim Term, Mr. Shear will receive a monthly base salary equal to $100,000. If the Company terminates Mr. Shear’s service without cause prior to November 12, 2016, then Mr. Shear will be entitled to continued payment of his base salary through November 12, 2016. A copy of Mr. Shear’s Letter Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement.

Item 7.01 Regulation FD Disclosure.

A copy of a press release announcing the matters referenced in Item 5.02 is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Cheniere Energy, Inc. and Jack Fusco, dated May 12, 2016.

10.2	Letter Agreement between Cheniere Energy, Inc. and Neal Shear, dated May 12, 2016.

99.1*	Press Release, dated May 12, 2016.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: May 12, 2016	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement between Cheniere Energy, Inc. and Jack Fusco, dated May 12, 2016.

10.2	Letter Agreement between Cheniere Energy, Inc. and Neal Shear, dated May 12, 2016.

99.1*	Press Release, dated May 12, 2016.

*	Furnished herewith.